Exhibit 1.1

AMENDMENT NO. 1, DATED MAY 7, 2021 TO

EQUITY DISTRIBUTION AGREEMENT, DATED FEBRUARY 24, 2021

This Amendment No. 1 (this “Amendment”) to the Equity Distribution Agreement, dated February 24, 2021 (the “Distribution Agreement”), by and among Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), and Bank of America, N.A., Citibank, N.A., JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association and Jefferies LLC (each in its capacity as forward purchaser, a “Forward Purchaser,” and together the “Forward Purchasers”), and BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Jefferies LLC (each in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Securities (as defined in the Distribution Agreement) under the Distribution Agreement as amended hereby, a “Sales Agent,” and together the “Sales Agents,” and each in its capacity as agent for the related Forward Purchaser in connection with the offering and sale of any Forward Hedge Securities (as defined in the Distribution Agreement) hereunder, a “Forward Seller,” and together the “Forward Sellers”), is dated May 7, 2021 (the “Effective Date”). The Company and the other parties named above, in their capacities as Forward Purchasers, Sales Agents and/or Forward Sellers, as applicable, are referred to herein collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to the Distribution Agreement, the Company has implemented an at-the-market offering program (the “ATM Program”) under which the Company was originally authorized to issue its common shares of beneficial interest, par value $.01 per share (“Common Shares”), with an aggregate offering price of up to $500,000,000;

WHEREAS, prior to the Effective Date, the Company conducted the ATM Program pursuant to an automatic shelf registration statement on Form S-3ASR (File No. 333-224701), including a base prospectus dated May 7, 2018, and a prospectus supplement dated February 24, 2021 specifically relating to the Securities (as defined in the Distribution Agreement);

WHEREAS, prior to the Effective Date, the Company sold Securities under the ATM Program with an aggregate offering price of $95,642,284, and Common Shares with an aggregate offering price of up to $404,357,716 remained available for issue and sale under the ATM Program;

WHEREAS, the Company desires to increase the Maximum Amount (as defined in the Distribution Agreement) by $95,642,284, from $500,000,000 to $595,642,284, with the result that Common Shares with an aggregate offering price of up to $500,000,000 will be available for issue and sale under the ATM Program as of the Effective Date;

WHEREAS, the Company has prepared an automatic shelf registration statement (the “2021 Registration Statement”) on Form S-3ASR (File No. 333-255863), including a base prospectus dated May 7, 2021, relating to certain securities, including the Securities, to be issued from time to time from the Company, and a prospectus supplement dated May 7, 2021 (the “2021 Prospectus Supplement”), specifically relating to the Securities;

WHEREAS, from the Effective Date, the ATM Program is to be conducted pursuant to the 2021 Registration Statement and the 2021 Prospectus Supplement; and

WHEREAS, this Amendment shall constitute an amendment to the Distribution Agreement, which shall remain in full force and effect as of the Effective Date as amended by this Amendment.

The Parties have agreed to amend the Distribution Agreement, as set forth in this Amendment, subject to the terms and conditions set forth below. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Distribution Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the Distribution Agreement and the Exhibits appended thereto are hereby amended as provided below:

Section 1. Representation and Warranty. The Company represents and warrants to the Sales Agents, the Forward Sellers and the Forward Purchasers that this Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company.

Section 2. Amendment of the Distribution Agreement. The Distribution Agreement is hereby amended as follows:

a)	On and after the Effective Date, the references to the “Registration Statement” shall refer to the 2021 Registration Statement.

b)	On and after the Effective Date, the references to “Prospectus Supplement” shall refer to the 2021 Prospectus Supplement.

c)

The first sentence of Section 1 is hereby amended to reflect the increased Maximum Amount and the remaining aggregate offering price of Common Shares that is available for issue and sale under the ATM Program and replaced in its entirety by the following:

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, Securities having an aggregate offering price of up to $595,642,284 (the “Maximum Amount”) may be offered and sold in the manner contemplated by this Agreement, of which $500,000,000 remains available for issue and sale as of May 7, 2021.

d)	The first sentence of the second paragraph of Section 1 is hereby amended to reflect the filing of the 2021 Registration Statement and replaced in its entirety by the following:

The Company has filed, in accordance with the provisions of the Securities Act, with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-255863), including a base prospectus, relating to certain securities, including the Securities, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).

e)	The first sentence of the second paragraph of Section 5(a)(1) is hereby amended to reflect the filing of the 2021 Registration Statement and replaced in its entirety by the following:

The Original Registration Statement became effective upon filing under Rule 462(e) on May 7, 2021, and any post-effective amendment thereto will become effective upon filing under Rule 462(e).

f)	This Amendment shall be effective as of the Effective Date.

Section 3. Entire Agreement. The Distribution Agreement, as amended by this Amendment, represents the entire agreement between the Company, on the one hand, and each Sales Agent, Forward Seller and Forward Purchaser, on the other hand, with respect to the subject matter thereof and hereof.

Section 4. Prior Sales. Notwithstanding anything contained herein, this Amendment shall not have any effect on offerings or sales of Securities prior to the Effective Date or on the terms of the Distribution Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement” and “Prospectus Supplement,” contained in the Distribution Agreement prior to the Effective Date.

Section 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 6. Counterparts. This Amendment may be executed by any one or more of the Parties in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed Amendment by one Party to the other may be made by electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the Parties agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the parties hereto in accordance with its terms.

Very truly yours,
FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Daniel Guglielmone
Name:	Daniel Guglielmone
Title:	Executive Vice President-Chief Financial Officer and Treasurer

[Signature Page: Amendment to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ Hicham Hamdouch
Name: Hicham Hamdouch
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jose Ricaud
Name: Jose Ricaud
Title: Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephanie Little
Name: Stephanie Little
Title: Executive Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

JEFFERIES LLC

By:	/s/ Joshua G. Fuller
Name: Joshua G. Fuller
Title: Managing Director

[Signature Page: Amendment to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

BANK OF AMERICA, N.A.

By:	/s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

CITIBANK, N.A.

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Stephanie Little
Name: Stephanie Little
Title: Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Thomas Yates
Name: Thomas Yates
Title: Managing Director

JEFFERIES LLC

By:	/s/ Joshua G. Fuller
Name: Joshua G. Fuller
Title: Managing Director

as Forward Purchasers, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Amendment

[Signature Page: Amendment to Equity Distribution Agreement]